EXHIBIT 23.2

We consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-66294) of AZZ Incorporated and in the related Prospectus pertaining to RCG Capital Marketing Group as the selling shareholder, (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of AZZ Incorporated, (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of AZZ Incorporated, (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan & Trust of AZZ Incorporated, (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of AZZ Incorporated (Form S-8 No. 333-38470) pertaining to the 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants of AZZ Incorporated, (Form S-8 No. 333-48886) pertaining to the 2000 Advisory Director Share Ownership Plan of AZZ Incorporated, and (Form S-8 No. 333-90968) pertaining the AZZ Incorporated 2001 Long-Term Incentive Plan and (Form S-8 No. 333-131068) pertaining to the AZZ Incorporated 2005 Long-Term Incentive Plan of our report dated July 14, 2021, appearing in this Annual Report on Form 11-K of AZZ Inc. Employee Benefit Plan and Trust for the year ended December 31, 2021.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
July 11, 2022